                                                                    EXHIBIT 99.1

NEWS RELEASE                                                     [WILLIAMS LOGO]

NYSE: WMB

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DATE:          March 29, 2002


CONTACT:    Jim Gipson                    Rick Rodekohr                    Richard George
            Williams (media relations)    Williams (investor relations)    Williams (investor relations)
            (918) 573-2111                (918) 573-2087                   (918) 573-3679
            jim.gipson@williams.com       RICK.RODEKOHR@WILLIAMS.COM       RICHARD.GEORGE@WILLIAMS.COM

                 WILLIAMS MEETS FINAL MAJOR OBLIGATION TO FORMER
                            TELECOMMUNICATIONS UNIT

           TULSA, Okla. - Williams (NYSE: WMB) today announced it has paid $753 million related to Williams Communications Group, Inc.'s (NYSE:WCGR) purchase of certain telecommunications facilities that WCGR had been leasing. In return, Williams will receive an instrument of unsecured debt from WCG in the same amount.
           Williams announced on March 11 that it was prepared to perform on the obligation, which is the company's last major contingent liability related to WCGR. The financial impact was reported on March 7 in Williams' 2001 earnings report.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.